Sabre reports third quarter 2019 results

•	Third quarter revenue increased 1.4%

•	Travel Network revenue rose 1.5%, with bookings growth of 0.8%

•	Airline Solutions revenue decreased 0.6%

•	Hospitality Solutions revenue grew 7.0%

•	Net income attributable to common stockholders totaled $63.8 million and diluted net income attributable to common stockholders per share (EPS) totaled $0.23

•	Adjusted EPS totaled $0.27

•	Cash provided by operating activities totaled $166.7 million

•	Narrowed full-year 2019 guidance

SOUTHLAKE, Texas – October 31, 2019– Sabre Corporation ("Sabre" or the "Company") (NASDAQ: SABR) today announced financial results for the quarter ended September 30, 2019.

"Sabre continues to be a global retailing, distribution and fulfillment technology leader within the $1.7 trillion global travel marketplace. We are at the forefront of the industry's digital transformation. Our new management team is driving changes that are resonating with customers, and our technology solutions are gaining commercial momentum, winning new customers and increasing share-of-wallet with existing customers. I'm pleased to announce our third quarter results that demonstrate our continued solid execution and the strength of our business model and geographic and customer footprint," said Sean Menke, President and CEO. "Travel Network, our largest business segment, continues to prove its resiliency despite uncertain macro and geopolitical conditions. The third quarter marked the seventh consecutive quarter of strong gains in our GDS position. Our global share increased 100 basis points year-over-year to 39.6% in the third quarter. We grew bookings 6% in our home region of North America, the fastest-growing region for the overall GDS industry. And, for the first time in three years, our booking contribution margin expanded. In Airline Solutions, our focus over the past two years on product health and stability and securing renewals has allowed us to shift attention to new innovations and sales, and we announced a number of customer wins during the quarter for our retailing and operations solutions. Hospitality Solutions revenue growth remains solid, up 7% year-over-year in the third quarter.

"Additionally, we have entered into the low-cost carrier space with our recent acquisition of Radixx, a leader in low-cost carrier PSS solutions. This acquisition will allow Sabre to offer products to a marketplace that continues to see the fastest growth and expansion in the industry. We expect this expansion into the low-cost carrier PSS market, along with investments in our cloud migration and new innovations, will provide continued growth, innovation and industry leadership as we fulfill our commitment to providing best-in-class services to our customers in a dynamic and evolving marketplace."

Q3 2019 Financial Summary

Sabre consolidated third quarter revenue increased 1.4% to $984.2 million, compared to $970.3 million in the third quarter of 2018.

Third quarter operating income was $113.5 million, versus $136.8 million in the third quarter of 2018. The decline in operating income in the quarter was primarily due to increased technology expenses, partially offset by solid revenue growth and a $31.8 million benefit related to the reversal of a previously accrued loss related to the US Airways legal matter. Technology expenses increased by $58.3 million in the quarter, primarily due to a shift in technology cost recognition and corresponding decline in technology capitalized expenditures, which had no impact on the level of total technology spend or Free Cash Flow. This shift is driven by the execution of the Company's previously disclosed technology strategy, including its cloud migration, mainframe offload and utilization of agile development methods, that increases the expensed portion of its total technology spend.

Net income attributable to common stockholders totaled $63.8 million, versus $73.0 million in the third quarter of 2018. Diluted net income attributable to common stockholders per share totaled $0.23, versus $0.26 in the third quarter of 2018. The decrease in net income attributable to common stockholders was driven by the items impacting operating income described above, partially offset by a reduction in the tax rate.

Third quarter consolidated Adjusted EBITDA Less Capitalized Software Development, which reflects the Company's total capitalized and expensed technology spend, was $222.1 million, an increase of 3.8% from $213.9 million in the third quarter of 2018. This increase was driven by solid revenue growth and a reduction in benefits and other labor-related costs.

Adjusted Operating Income was $133.1 million, versus $174.0 million in the third quarter of 2018. The decline in Sabre's consolidated Adjusted Operating Income was primarily the result of increased technology operating expenses due to the increase in the expensed portion of total technology spend partially offset by solid revenue growth and a decline in headcount-related expenses.

For the quarter, Sabre reported Adjusted Net Income from continuing operations per share (Adjusted EPS) of $0.27, versus $0.39 per share in the third quarter of 2018.

With regards to Sabre's third quarter 2019 cash flows (versus prior year):

•	Cash provided by operating activities totaled $166.7 million (vs. $194.4 million)

•	Cash used in investing activities totaled $32.3 million (vs. $73.8 million)

•	Cash used in financing activities totaled $58.4 million (vs. $50.9 million)

•	Capitalized expenditures totaled $24.9 million (vs. $73.8 million)

Third quarter Free Cash Flow totaled $141.8 million, versus $120.6 million in the third quarter of 2018.

During the third quarter of 2019, Sabre returned $38.3 million to shareholders through its regular quarterly dividend. Year-to-date, the Company has returned $192.8 million to shareholders through its regular quarterly dividend and through the repurchase of 3.7 million shares for approximately $77.6 million.

Financial Highlights (in thousands, except for EPS; unaudited):	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	% Change	2019	2018	% Change
Total Company:

Revenue	$984,199	$970,283	1.4	$3,033,566	$2,943,028	3.1
Operating income	$113,460	$136,763	(17.0)	$305,780	$440,997	(30.7)
Net income attributable to common stockholders	$63,813	$73,005	(12.6)	$148,501	$253,131	(41.3)
Diluted net income attributable to common stockholders per share (EPS)	$0.23	$0.26	(11.5)	$0.54	$0.91	(40.7)

Adjusted Gross Profit*	$346,418	$377,786	(8.3)	$1,069,946	$1,156,042	(7.4)
Adjusted EBITDA*	$241,564	$278,505	(13.3)	$739,548	$856,845	(13.7)
Adjusted EBITDA Less Capitalized Software Development*	$222,075	$213,881	3.8	$668,730	$672,062	(0.5)
Adjusted Operating Income*	$133,074	$173,973	(23.5)	$415,789	$543,555	(23.5)
Adjusted Net Income*	$73,565	$108,972	(32.5)	$235,218	$332,525	(29.3)
Adjusted EPS*	$0.27	$0.39	(30.8)	$0.85	$1.20	(29.2)

Cash provided by operating activities	$166,704	$194,354	(14.2)	$424,365	$536,193	(20.9)
Cash used in investing activities	$(32,319)	$(73,778)	(56.2)	$(108,482)	$(205,664)	(47.3)
Cash used in financing activities	$(58,449)	$(50,884)	14.9	$(351,424)	$(252,409)	39.2
Capitalized expenditures	$(24,928)	$(73,778)	(66.2)	$(92,124)	$(205,664)	(55.2)

Free Cash Flow*	$141,776	$120,576	17.6	$332,241	$330,529	0.5

Net Debt (total debt, less cash)	$2,910,713	$3,002,850
Net Debt / LTM Adjusted EBITDA*	2.9x	2.7x

Travel Network:

Revenue	$711,003	$700,196	1.5	$2,209,603	$2,141,017	3.2
Transaction Revenue	$667,710	$655,354	1.9	$2,079,869	$2,012,016	3.4
Other Revenue	$43,293	$44,842	(3.5)	$129,734	$129,001	0.6
Operating Income	$157,911	$182,200	(13.3)	$509,934	$587,925	(13.3)
Adjusted Operating Income*	$158,938	$182,533	(12.9)	$511,907	$590,380	(13.3)

Total Bookings	140,913	139,851	0.8	437,975	431,500	1.5
Air Bookings	123,586	123,233	0.3	386,752	380,748	1.6
Lodging, Ground and Sea Bookings	17,327	16,618	4.3	51,223	50,752	0.9
Air Bookings Share	39.6%	38.6%		38.8%	37.6%

Airline Solutions:

Revenue	$208,028	$209,388	(0.6)	$632,788	$620,813	1.9
Operating Income	$24,644	$28,505	(13.5)	$62,728	$82,030	(23.5)
Adjusted Operating Income*	$24,644	$28,505	(13.5)	$62,728	$82,030	(23.5)

Passengers Boarded	187,373	198,063	(5.4)	553,936	568,405	(2.5)

Hospitality Solutions:

Revenue	$74,818	$69,911	7.0	$221,525	$206,353	7.4
Operating (Loss) Income	$(4,008)	$5,826	NM	$(15,471)	$9,927	NM
Adjusted Operating (Loss) Income*	$(4,008)	$5,826	NM	$(15,471)	$9,927	NM

Central Reservation System Transactions	30,462	26,701	14.1	82,376	66,219	24.4

*Indicates non-GAAP financial measure; see descriptions and reconciliations below

Travel Network

Third quarter 2019 highlights (versus prior year):

•	Travel Network revenue increased 1.5% to $711.0 million.

•	Global air bookings share increased 100 basis points to 39.6%.

•
Global bookings increased 0.8% in the quarter, stronger than the GDS industry. Global bookings growth was supported by an increase of 5.9% in North America, representing the company's largest global footprint. Strong North American bookings growth offset a decline in international bookings. The GDS industry declined in the quarter due to challenging macroeconomic and geopolitical factors, channel shift driven by the legacy European carrier families and the insolvency of a large Indian carrier.

•	Operating income totaled $157.9 million, versus $182.2 million in the third quarter of 2018, and operating income margin was 22.2%.

•
The decline in operating income was driven by increased technology operating expenses due to the increase in the expensed portion of total technology spend (with a corresponding decrease in capitalized expenditures) driven by the Company's technology strategy, partially offset by revenue growth. In the quarter, average booking fee growth exceeded incentive expense per booking growth.

Airline Solutions

Third quarter 2019 highlights (versus prior year):

•
Airline Solutions revenue decreased 0.6% to $208.0 million, due to the previously discussed impact of certain outside factors including the insolvency of Jet Airways and volume reductions at a certain carrier due to a 737 MAX incident, as well as the de-migrations of Pakistan International Airlines, Philippine Airlines and Bangkok Airlines. In the quarter, SabreSonic revenue increased 2.0% and AirVision and AirCentre commercial and operations revenue decreased 4.2%. Excluding the carriers referenced above, Airline Solutions revenue increased 4.9%.

•	Airline passengers boarded declined 5.4% in the quarter. Excluding the carriers referenced above, airline passengers boarded grew 4.0%.

•	Operating income totaled $24.6 million, versus $28.5 million in the third quarter of 2018, and operating income margin was 11.8%.

•
The decline in operating income was primarily driven by the increase in the expensed portion of total technology spend (with a corresponding decrease in capitalized expenditures) driven by the Company's technology strategy, partially offset by a reduction in benefits and other labor-related costs.

Hospitality Solutions

Third quarter 2019 highlights (versus prior year):

•	Hospitality Solutions revenue increased 7.0% to $74.8 million, primarily driven by growth in central reservation system transactions.

•	Central reservation system transactions increased 14.1% to 30.5 million.

•	Operating loss was $4.0 million, versus income of $5.8 million in the third quarter of 2018.

•
The decline in operating income was driven by increased technology operating expenses due to the increase in the expensed portion of total technology spend (with a corresponding decrease in capitalized expenditures) driven by the Company's technology strategy and higher depreciation and amortization, partially offset by revenue growth.

Business Outlook and Financial Guidance

With respect to the 2019 guidance below:

•
Full-year Adjusted EPS guidance consists of (1) full-year expected net income attributable to common stockholders adjusted for the estimated impact of loss from discontinued operations, net of tax, of approximately $5 million; net income attributable to noncontrolling interests of approximately $5 million; acquisition-related amortization of approximately $65 million; stock-based compensation expense of approximately $70 million; other costs including litigation, net, acquisition-related costs, other foreign non-income tax matters and foreign exchange gains and losses of $20 million; and the tax impact of the above adjustments of approximately $40 million, divided by (2) the projected weighted-average diluted common share count for the full year of approximately 277 million.

•
Full-year Free Cash Flow guidance consists of expected full-year cash provided by operating activities of $585 million to $605 million less additions to property and equipment of $135 million to $145 million.

Sabre narrowed its full-year 2019 guidance, summarized below:

($ millions, except EPS)	2019 Guidance
Revenue	$3,965M - $4,005M

Adjusted EPS	$0.95 - $1.02

Free Cash Flow	Approximately $455M

Additional guidance metrics are included in the slide presentation and prepared remarks regarding Sabre's third quarter 2019 earnings conference call, which have been posted on the Sabre Investor Relations website at investors.sabre.com.

Conference Call

Sabre will conduct its third quarter 2019 investor conference call today at 9:00 a.m. ET. The live webcast and accompanying slide presentation can be accessed via the Investor Relations section of our website, investors.sabre.com. A replay of the event will be available on the website for at least 90 days following the event.

About Sabre

Sabre Corporation is the leading technology provider to the global travel industry. Sabre’s software, data, mobile and distribution solutions are used by hundreds of airlines and thousands of hotel properties to manage critical operations, including passenger and guest reservations, revenue management, flight, network and crew management. Sabre also operates a leading global travel marketplace, which processes more than US$120 billion of global travel spend annually by connecting travel buyers and suppliers. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, investors.sabre.com. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Supplemental Financial Information

In conjunction with today’s earnings report, a file of supplemental financial information will be available on the Investor Relations section of our website, investors.sabre.com.

Industry Data

This release contains industry data, forecasts and other information that we obtained from industry publications and surveys, public filings and internal company sources, and there can be no assurance as to the accuracy or completeness of the included information. Statements as to our ranking, market position, bookings share and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s estimates and assumptions about our markets and our internal research. We have not independently verified this third-party information nor have we ascertained the underlying economic assumptions relied upon in those sources, and we cannot assure you of the accuracy or completeness of this information.

Note on Non-GAAP Financial Measures

This press release includes unaudited non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Income (Loss), Adjusted Net Income from continuing operations ("Adjusted Net Income"), Adjusted EBITDA, Adjusted EBITDA Less Capitalized Software Development, Adjusted Net Income from continuing operations per share ("Adjusted EPS"), Free Cash Flow, and the ratios based on these financial measures. In addition, we provide certain forward guidance with respect to Adjusted EPS and Free Cash Flow. We are unable to provide this forward guidance on a GAAP basis without unreasonable effort; however, see "Business Outlook and Financial Guidance" for additional information including estimates of certain components of the non-GAAP adjustments contained in the guidance.

We present non-GAAP measures when our management believes that the additional information provides useful information about our operating performance. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See “Non-GAAP Financial Measures” below for an explanation of the non-GAAP measures and “Tabular Reconciliations for Non-GAAP Measures” below for a reconciliation of the non-GAAP financial measures to the comparable GAAP measures.

Forward-looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as "guidance," "outlook," "will," "expects," "trend", "continue," "commit," "momentum," "estimate," "project," "believe," "accelerate," "preliminary," "anticipate," “may,” “should,” “would,” “intend," “potential,” "long-term," "growth," "results" or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause

Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, including from airlines' insolvency, suspension of service or aircraft groundings, travel suppliers' usage of alternative distribution models, exposure to pricing pressure in the Travel Network business, changes affecting travel supplier customers, maintenance of the integrity of our systems and infrastructure and the effect of any security breaches, failure to adapt to technological advancements, competition in the travel distribution market and solutions markets, implementation of software solutions, reliance on third parties to provide information technology services, the implementation and effects of new or renewed agreements, dependence on establishing, maintaining and renewing contracts with customers and other counterparties and collecting amounts due to us under these agreements, dependence on relationships with travel buyers, our collection, processing, storage, use and transmission of personal data and risks associated with PCI compliance, our ability to recruit, train and retain employees, including our key executive officers and technical employees, the financial and business results and effects of the acquisition described in this release and other acquisitions, including related costs, and, as applicable, the closing and integration of these acquisitions, the effects of any litigation and regulatory reviews and investigations, including with respect to these acquisitions, adverse global and regional economic and political conditions, including, but not limited to, economic conditions in countries or regions with traditionally high levels of exports to China or that have commodities-based economies and the effect of "Brexit" and uncertainty due to related negotiations, risks arising from global operations, reliance on the value of our brands, failure to comply with regulations, use of third-party distributor partners, the effects of the implementation of new accounting standards, and tax-related matters, including the effect of the Tax Cuts and Jobs Act. More information about potential risks and uncertainties that could affect our business and results of operations is included in the "Risk Factors" section in our Quarterly Report on Form 10-Q filed with the SEC on August 1, 2019, in the "Risk Factors" and “Forward-Looking Statements” sections in our Annual Report on Form 10-K filed with the SEC on February 15, 2019 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Contacts:

Media
Kristin Hays
kristin.hays@sabre.com
sabrenews@sabre.com

Investors
Jennifer Thorington
jennifer.spivack@sabre.com
sabre.investorrelations@sabre.com

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$984,199	$970,283	$3,033,566	$2,943,028
Cost of revenue	750,821	703,368	2,301,772	2,117,984
Selling, general and administrative	119,918	130,152	426,014	384,047
Operating income	113,460	136,763	305,780	440,997
Other income (expense):
Interest expense, net	(39,743)	(39,291)	(117,364)	(116,809)
Loss on extinguishment of debt	—	—	—	(633)
Joint venture equity income	1,027	333	1,973	2,455
Other, net	(1,769)	(1,905)	(6,118)	(10,746)
Total other expense, net	(40,485)	(40,863)	(121,509)	(125,733)
Income from continuing operations before income taxes	72,975	95,900	184,271	315,264
Provision for income taxes	7,795	25,021	31,783	61,371
Income from continuing operations	65,180	70,879	152,488	253,893
(Loss) Income from discontinued operations, net of tax	(596)	3,664	(698)	3,217
Net income	64,584	74,543	151,790	257,110
Net income attributable to noncontrolling interests	771	1,538	3,289	3,979
Net income attributable to common stockholders	$63,813	$73,005	$148,501	$253,131

Basic net income (loss) per share attributable to common stockholders:
Income from continuing operations	$0.24	$0.25	$0.54	$0.91
(Loss) Income from discontinued operations	—	0.01	—	0.01
Net income per common share	$0.24	$0.26	$0.54	$0.92
Diluted net income (loss) per share attributable to common stockholders:
Income from continuing operations	$0.23	$0.25	$0.54	$0.90
(Loss) Income from discontinued operations	—	0.01	—	0.01
Net income per common share	$0.23	$0.26	$0.54	$0.91
Weighted-average common shares outstanding:
Basic	273,763	275,175	274,524	275,205
Diluted	276,235	277,528	276,474	276,819

Dividends per common share	$0.14	$0.14	$0.42	$0.42

SABRE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$473,428	$509,265
Accounts receivable, net	581,477	508,122
Prepaid expenses and other current assets	141,043	170,243
Total current assets	1,195,948	1,187,630
Property and equipment, net of accumulated depreciation of $1,743,531 and $1,524,795	658,105	790,372
Investments in joint ventures	27,993	27,769
Goodwill	2,549,004	2,552,369
Acquired customer relationships, net of accumulated amortization of $728,772 and $709,824	303,220	323,731
Other intangible assets, net of accumulated amortization of $664,043 and $634,995	260,469	289,517
Deferred income taxes	26,900	24,322
Other assets, net	699,095	610,671
Total assets	$5,720,734	$5,806,381

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$194,883	$165,227
Accrued compensation and related benefits	83,078	112,866
Accrued subscriber incentives	333,673	301,530
Deferred revenues	93,197	80,902
Other accrued liabilities	204,604	185,178
Current portion of debt	82,167	68,435
Tax Receivable Agreement	71,666	104,257
Total current liabilities	1,063,268	1,018,395
Deferred income taxes	97,634	135,753
Other noncurrent liabilities	323,517	340,495
Long-term debt	3,280,204	3,337,467

Stockholders’ equity
Common Stock: $0.01 par value; 450,000 authorized shares; 294,426 and 291,664 shares issued, 273,851 and 275,352 shares outstanding at September 30, 2019 and December 31, 2018, respectively	2,944	2,917
Additional paid-in capital	2,301,486	2,243,419
Treasury Stock, at cost, 20,575 and 16,312 shares at September 30, 2019 and December 31, 2018, respectively	(468,366)	(377,980)
Retained deficit	(735,250)	(768,566)
Accumulated other comprehensive loss	(152,626)	(132,724)
Noncontrolling interest	7,923	7,205
Total stockholders’ equity	956,111	974,271
Total liabilities and stockholders’ equity	$5,720,734	$5,806,381

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Operating Activities
Net income	$151,790	$257,110
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	311,905	307,551
Amortization of upfront incentive consideration	59,825	57,324
Stock-based compensation expense	51,083	41,445
Deferred income taxes	(26,622)	74,263
Allowance for doubtful accounts	16,746	7,433
Amortization of debt issuance costs	2,979	2,988
Joint venture equity income	(1,973)	(2,455)
Dividends received from joint venture investments	1,352	1,193
Loss (income) from discontinued operations	698	(3,217)
Loss on extinguishment of debt	—	633
Debt modification costs	—	1,558
Other	(699)	5,146
Changes in operating assets and liabilities:
Accounts and other receivables	(66,875)	(114,043)
Prepaid expenses and other current assets	(9,191)	3,417
Capitalized implementation costs	(20,297)	(29,781)
Upfront incentive consideration	(64,979)	(67,697)
Other assets	12,768	(18,989)
Accrued compensation and related benefits	(25,873)	(31,308)
Accounts payable and other accrued liabilities	34,888	234
Deferred revenue including upfront solution fees	(3,160)	43,388
Cash provided by operating activities	424,365	536,193
Investing Activities
Additions to property and equipment	(92,124)	(205,664)
Other investing activities	(16,358)	—
Cash used in investing activities	(108,482)	(205,664)
Financing Activities
Cash dividends paid to common stockholders	(115,185)	(115,557)
Payments on Tax Receivable Agreement	(101,482)	(58,908)
Payments on borrowings from lenders	(87,608)	(35,483)
Repurchase of common stock	(77,636)	(26,281)
Proceeds of borrowings from lenders	45,000	—
Net (payments) receipts on the settlement of equity-based awards	(5,738)	2,758
Debt issuance and modification costs	—	(1,567)
Other financing activities	(8,775)	(17,371)
Cash used in financing activities	(351,424)	(252,409)
Cash Flows from Discontinued Operations
Cash (used in) provided by operating activities	(2,243)	633
Cash (used in) provided by discontinued operations	(2,243)	633
Effect of exchange rate changes on cash and cash equivalents	1,947	4,187
(Decrease) increase in cash and cash equivalents	(35,837)	82,940
Cash and cash equivalents at beginning of period	509,265	361,381
Cash and cash equivalents at end of period	$473,428	$444,321

Tabular Reconciliations for Non-GAAP Measures
(In thousands, except per share amounts; unaudited)

Reconciliation of net income (loss) attributable to common stockholders to Adjusted Net Income, Adjusted EBITDA and Adjusted Operating Income:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income attributable to common stockholders	$63,813	$73,005	$148,501	$253,131
Loss (Income) from discontinued operations, net of tax	596	(3,664)	698	(3,217)
Net income attributable to noncontrolling interests(1)	771	1,538	3,289	3,979
Income from continuing operations	65,180	70,879	152,488	253,893
Adjustments:
Acquisition-related amortization(2a)	15,976	16,407	47,971	51,585
Loss on extinguishment of debt	—	—	—	633
Other, net(4)	1,769	1,905	6,118	10,746
Acquisition-related costs(6)	9,696	—	30,337	—
Litigation costs, net(5)	(24,179)	5,225	(21,355)	7,073
Stock-based compensation	17,094	15,245	51,083	41,445
Tax impact of net income adjustments(7)	(11,971)	(689)	(31,424)	(32,850)
Adjusted Net Income from continuing operations	$73,565	$108,972	$235,218	$332,525
Adjusted Net Income from continuing operations per share	$0.27	$0.39	$0.85	$1.20
Diluted weighted-average common shares outstanding	276,235	277,528	276,474	276,819

Adjusted Net Income from continuing operations	$73,565	$108,972	$235,218	$332,525
Adjustments:
Depreciation and amortization of property and equipment(2b)	78,060	76,226	232,617	225,649
Amortization of capitalized implementation costs(2c)	9,579	10,099	31,317	30,317
Amortization of upfront incentive consideration(3)	20,851	18,207	59,825	57,324
Interest expense, net	39,743	39,291	117,364	116,809
Remaining provision for income taxes	19,766	25,710	63,207	94,221
Adjusted EBITDA	$241,564	$278,505	$739,548	$856,845
Less:
Depreciation and amortization(2)	103,615	102,732	311,905	307,551
Amortization of upfront incentive consideration(3)	20,851	18,207	59,825	57,324
Acquisition-related amortization(2a)	(15,976)	(16,407)	(47,971)	(51,585)
Adjusted Operating Income	$133,074	$173,973	$415,789	$543,555

Reconciliation of net income (loss) attributable to common stockholders to Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA Less Capitalized Software Development:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income attributable to common stockholders	$63,813	$73,005	$148,501	$253,131
Loss (Income) from discontinued operations, net of tax	596	(3,664)	698	(3,217)
Net income attributable to noncontrolling interests(1)	771	1,538	3,289	3,979
Income from continuing operations	65,180	70,879	152,488	253,893
Adjustments:
Acquisition-related amortization(2a)	15,976	16,407	47,971	51,585
Loss on extinguishment of debt	—	—	—	633
Other, net(4)	1,769	1,905	6,118	10,746
Acquisition-related costs(6)	9,696	—	30,337	—
Litigation costs, net(5)	(24,179)	5,225	(21,355)	7,073
Stock-based compensation	17,094	15,245	51,083	41,445
Tax impact of net income adjustments(7)	(11,971)	(689)	(31,424)	(32,850)
Adjusted Net Income from continuing operations	$73,565	$108,972	$235,218	$332,525
Adjusted Net Income from continuing operations per share	$0.27	$0.39	$0.85	$1.20
Diluted weighted-average common shares outstanding	276,235	277,528	276,474	276,819

Adjusted Net Income from continuing operations	$73,565	$108,972	$235,218	$332,525
Adjustments:
Depreciation and amortization of property and equipment(2b)	78,060	76,226	232,617	225,649
Amortization of capitalized implementation costs(2c)	9,579	10,099	31,317	30,317
Amortization of upfront incentive consideration(3)	20,851	18,207	59,825	57,324
Interest expense, net	39,743	39,291	117,364	116,809
Remaining provision for income taxes	19,766	25,710	63,207	94,221
Adjusted EBITDA	$241,564	$278,505	$739,548	$856,845
Less:
Capitalized Software Development	19,489	64,624	70,818	184,783
Adjusted EBITDA Less Capitalized Software Development	$222,075	$213,881	$668,730	$672,062

Reconciliation of Free Cash Flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cash provided by operating activities	$166,704	$194,354	$424,365	$536,193
Cash used in investing activities	(32,319)	(73,778)	(108,482)	(205,664)
Cash used in financing activities	(58,449)	(50,884)	(351,424)	(252,409)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cash provided by operating activities	$166,704	$194,354	$424,365	$536,193
Additions to property and equipment	(24,928)	(73,778)	(92,124)	(205,664)
Free Cash Flow	141,776	120,576	332,241	330,529

Reconciliation of Net Income to LTM Adjusted EBITDA (for Net Debt Ratio):

	Three Months Ended
	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	LTM
Net income attributable to common stockholders	$84,400	$56,850	$27,838	$63,813	$232,901
Loss (Income) from discontinued operations, net of tax	1,478	1,452	(1,350)	596	2,176
Net income attributable to noncontrolling interests(1)	1,150	912	1,606	771	4,439
Income from continuing operations	87,028	59,214	28,094	65,180	239,516
Adjustments:
Acquisition-related amortization(2a)	16,423	15,984	16,011	15,976	64,394
Other, net(4)	(2,237)	1,870	2,479	1,769	3,881
Acquisition-related costs(6)	3,266	11,706	8,935	9,696	33,603
Litigation costs, net(5)	1,250	1,438	1,386	(24,179)	(20,105)
Stock-based compensation	15,818	15,694	18,295	17,094	66,901
Depreciation and amortization of property and equipment(2b)	77,963	75,348	79,209	78,060	310,580
Amortization of capitalized implementation costs(2c)	11,407	12,111	9,627	9,579	42,724
Amortization of upfront incentive consideration(3)	20,298	19,128	19,846	20,851	80,123
Interest expense, net	40,208	38,013	39,608	39,743	157,572
Provision for income taxes	(3,879)	11,843	12,145	7,795	27,904
Adjusted EBITDA	$267,545	$262,349	$235,635	$241,564	$1,007,093

Net Debt (total debt, less cash)					$2,910,713
Net Debt / LTM Adjusted EBITDA					2.9x

	Three Months Ended
	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	LTM
Net income attributable to common stockholders	$82,090	$87,880	$92,246	$73,005	$335,221
(Income) loss from discontinued operations, net of tax	(296)	1,207	(760)	(3,664)	(3,513)
Net income attributable to noncontrolling interests(1)	1,387	1,362	1,079	1,538	5,366
Income from continuing operations	83,181	90,449	92,565	70,879	337,074
Adjustments:
Acquisition-related amortization(2a)	20,194	17,590	17,588	16,407	71,779
Impairment and related charges	(10,910)	—	—	—	(10,910)
Loss on extinguishment of debt	—	633	—	—	633
Other, net(4)	(56,318)	1,106	7,735	1,905	(45,572)
Restructuring and other costs	(1,329)	—	—	—	(1,329)
Litigation costs, net(5)	963	828	1,020	5,225	8,036
Stock-based compensation	10,276	12,606	13,594	15,245	51,721
Depreciation and amortization of property and equipment(2b)	73,438	74,463	74,960	76,226	299,087
Amortization of capitalized implementation costs(2c)	11,510	9,823	10,395	10,099	41,827
Amortization of upfront incentive consideration(3)	17,113	19,456	19,661	18,207	74,437
Interest expense, net	37,348	38,109	39,409	39,291	154,157
Provision for income taxes	71,201	36,275	75	25,021	132,572
Adjusted EBITDA	$256,667	$301,338	$277,002	$278,505	$1,113,512

Net Debt (total debt, less cash)					$3,002,850
Net Debt / LTM Adjusted EBITDA					2.7x

Reconciliation of operating income (loss) to Adjusted Gross Profit, Adjusted EBITDA and Adjusted Operating Income (Loss) by business segment:

	Three Months Ended September 30, 2019
	Travel Network	Airline Solutions	Hospitality Solutions	Corporate	Total
Operating income (loss)	$157,911	$24,644	$(4,008)	$(65,087)	$113,460
Add back:
Selling, general and administrative	43,037	18,747	8,872	49,262	119,918
Cost of revenue adjustments:
Depreciation and amortization(2)	27,200	39,812	12,287	5,963	85,262
Amortization of upfront incentive consideration(3)	20,851	—	—	—	20,851
Stock-based compensation	—	—	—	6,927	6,927
Adjusted Gross Profit	248,999	83,203	17,151	(2,935)	346,418
Selling, general and administrative	(43,037)	(18,747)	(8,872)	(49,262)	(119,918)
Joint venture equity income	1,027	—	—	—	1,027
Selling, general and administrative adjustments:
Depreciation and amortization(2)	3,317	2,489	1,339	11,208	18,353
Acquisition-related costs(6)	—	—	—	9,696	9,696
Litigation costs, net(5)	—	—	—	(24,179)	(24,179)
Stock-based compensation	—	—	—	10,167	10,167
Adjusted EBITDA	210,306	66,945	9,618	(45,305)	241,564
Less:
Depreciation and amortization(2)	30,517	42,301	13,626	17,171	103,615
Amortization of upfront incentive consideration(3)	20,851	—	—	—	20,851
Acquisition-related amortization(2a)	—	—	—	(15,976)	(15,976)
Adjusted Operating Income (Loss)	$158,938	$24,644	$(4,008)	$(46,500)	$133,074

Operating income margin	22.2%	11.8%	NM	NM	11.5%
Adjusted Operating Income Margin	22.4%	11.8%	NM	NM	13.5%

	Three Months Ended September 30, 2018
	Travel Network	Airline Solutions	Hospitality Solutions	Corporate	Total
Operating income (loss)	$182,200	$28,505	$5,826	$(79,768)	$136,763
Add back:
Selling, general and administrative	41,633	18,710	7,844	61,965	130,152
Cost of revenue adjustments:
Depreciation and amortization(2)	26,564	43,213	9,399	6,376	85,552
Amortization of upfront incentive consideration(3)	18,207	—	—	—	18,207
Stock-based compensation	—	—	—	7,112	7,112
Adjusted Gross Profit	268,604	90,428	23,069	(4,315)	377,786
Selling, general and administrative	(41,633)	(18,710)	(7,844)	(61,965)	(130,152)
Joint venture equity income	333	—	—	—	333
Selling, general and administrative adjustments:
Depreciation and amortization(2)	2,679	2,376	891	11,234	17,180
Litigation costs, net(5)	—	—	—	5,225	5,225
Stock-based compensation	—	—	—	8,133	8,133
Adjusted EBITDA	229,983	74,094	16,116	(41,688)	278,505
Less:
Depreciation and amortization(2)	29,243	45,589	10,290	17,610	102,732
Amortization of upfront incentive consideration(3)	18,207	—	—	—	18,207
Acquisition-related amortization(2a)	—	—	—	(16,407)	(16,407)
Adjusted Operating Income (Loss)	$182,533	$28,505	$5,826	$(42,891)	$173,973

Operating income margin	26.0%	13.6%	8.3%	NM	14.1%
Adjusted Operating Income Margin	26.1%	13.6%	8.3%	NM	17.9%

	Nine Months Ended September 30, 2019
	Travel Network	Airline Solutions	Hospitality Solutions	Corporate	Total
Operating income (loss)	$509,934	$62,728	$(15,471)	$(251,411)	$305,780
Add back:
Selling, general and administrative	131,979	63,866	29,003	201,166	426,014
Cost of revenue adjustments:
Depreciation and amortization(2)	82,234	120,541	36,096	17,904	256,775
Amortization of upfront incentive consideration(3)	59,825	—	—	—	59,825
Stock-based compensation	—	—	—	21,552	21,552
Adjusted Gross Profit	783,972	247,135	49,628	(10,789)	1,069,946
Selling, general and administrative	(131,979)	(63,866)	(29,003)	(201,166)	(426,014)
Joint venture equity income	1,973	—	—	—	1,973
Selling, general and administrative adjustments:
Depreciation and amortization(2)	9,559	8,015	3,872	33,684	55,130
Acquisition-related costs(6)	—	—	—	30,337	30,337
Litigation costs, net(5)	—	—	—	(21,355)	(21,355)
Stock-based compensation	—	—	—	29,531	29,531
Adjusted EBITDA	663,525	191,284	24,497	(139,758)	739,548
Less:
Depreciation and amortization(2)	91,793	128,556	39,968	51,588	311,905
Amortization of upfront incentive consideration(3)	59,825	—	—	—	59,825
Acquisition-related amortization(2a)	—	—	—	(47,971)	(47,971)
Adjusted Operating Income (Loss)	$511,907	$62,728	$(15,471)	$(143,375)	$415,789

Operating income margin	23.1%	9.9%	NM	NM	10.1%
Adjusted Operating Income Margin	23.2%	9.9%	NM	NM	13.7%

	Nine Months Ended September 30, 2018
	Travel Network	Airline Solutions	Hospitality Solutions	Corporate	Total
Operating income (loss)	$587,925	$82,030	$9,927	$(238,885)	$440,997
Add back:
Selling, general and administrative	117,604	55,494	25,303	185,646	384,047
Cost of revenue adjustments:
Depreciation and amortization(2)	79,506	126,926	26,735	21,323	254,490
Amortization of upfront incentive consideration(3)	57,324	—	—	—	57,324
Stock-based compensation	—	—	—	19,184	19,184
Adjusted Gross Profit	842,359	264,450	61,965	(12,732)	1,156,042
Selling, general and administrative	(117,604)	(55,494)	(25,303)	(185,646)	(384,047)
Joint venture equity income	2,455				2,455
Selling, general and administrative adjustments:
Depreciation and amortization(2)	8,459	8,673	2,168	33,761	53,061
Litigation costs, net(3)	—	—	—	7,073	7,073
Stock-based compensation	—	—	—	22,261	22,261
Adjusted EBITDA	735,669	217,629	38,830	(135,283)	856,845
Less:
Depreciation and amortization(2)	87,965	135,599	28,903	55,084	307,551
Amortization of upfront incentive consideration(3)	57,324	—	—	—	57,324
Acquisition-related amortization(2a)	—	—	—	(51,585)	(51,585)
Adjusted Operating Income (Loss)	$590,380	$82,030	$9,927	$(138,782)	$543,555

Operating income margin	27.5%	13.2%	4.8%	NM	15.0%
Adjusted Operating Income Margin	27.6%	13.2%	4.8%	NM	18.5%

Non-GAAP Financial Measures

We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Income (Loss), Adjusted Net Income from continuing operations ("Adjusted Net Income"), Adjusted EBITDA, Adjusted EBITDA Less Capitalized Software Development, Adjusted EPS, Free Cash Flow and ratios based on these financial measures.

We define Adjusted Gross Profit as operating income (loss) adjusted for selling, general and administrative expenses, the cost of revenue portion of depreciation and amortization, amortization of upfront incentive consideration and stock-based compensation included in cost of revenue.

We define Adjusted Operating Income (Loss) as operating income (loss) adjusted for joint venture equity income, acquisition-related amortization, acquisition-related costs, litigation costs, net and stock-based compensation.

We define Adjusted Net Income as net income attributable to common stockholders adjusted for income (loss) from discontinued operations, net of tax, net income attributable to noncontrolling interests, acquisition-related amortization, loss on extinguishment of debt, other, net, acquisition-related costs, litigation costs, net, stock-based compensation and tax impact of net income adjustments.

We define Adjusted EBITDA as Adjusted Net Income adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, amortization of upfront incentive consideration, interest expense, net, and the remaining provision for income taxes.

We define Adjusted EBITDA Less Capitalized Software Development as Adjusted Net Income adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, amortization of upfront incentive consideration, interest expense, net, the remaining provision for income taxes and capitalized software development.

We define Adjusted EPS as Adjusted Net Income divided by diluted weighted-average common shares outstanding.

We define Free Cash Flow as cash provided by operating activities less cash used in additions to property and equipment.

These non-GAAP financial measures are key metrics used by management and our board of directors to monitor our ongoing core operations because historical results have been significantly impacted by events that are unrelated to our core operations as a result of changes to our business and the regulatory environment. We believe that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance and to evaluate our ability to service debt obligations, fund capital expenditures and meet working capital requirements. We also believe that Adjusted Gross Profit, Adjusted Operating Income (Loss), Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA Less Capitalized Software Development and Adjusted EPS assist investors in company-to-company and period-to-period comparisons by excluding differences caused by variations in capital structures (affecting interest expense), tax positions and the impact of depreciation and amortization expense. In addition, amounts derived from Adjusted EBITDA are a primary component of certain covenants under our senior secured credit facilities.

Adjusted Gross Profit, Adjusted Operating Income (Loss), Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA Less Capitalized Software Development, Adjusted EPS, Free Cash Flow and ratios based on these financial measures are not recognized terms under GAAP. These non-GAAP financial measures and ratios based on them have important limitations as analytical tools, and should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance or cash flows from operating activities as measures of liquidity. These non-GAAP financial measures and ratios based on them are unaudited and exclude some, but not all, items that affect net income or cash flows from operating activities and these measures may vary among companies. Our use of these measures has limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:

•	these non-GAAP financial measures exclude certain recurring, non-cash charges such as stock-based compensation expense and amortization of acquired intangible assets;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted Gross Profit, Adjusted EBITDA and Adjusted EBITDA Less Capitalized Software Development do not reflect cash requirements for such replacements;

•
Adjusted Operating Income (Loss), Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA Less Capitalized Software Development do not reflect changes in, or cash requirements for, our working capital needs;

•
Adjusted EBITDA and Adjusted EBITDA Less Capitalized Software Development do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	Adjusted EBITDA and Adjusted EBITDA Less Capitalized Software Development do not reflect tax payments that may represent a reduction in cash available to us;

•
Free Cash Flow removes the impact of accrual-basis accounting on asset accounts and non-debt liability accounts, and does not reflect the cash requirements necessary to service the principal payments on our indebtedness; and

•
other companies, including companies in our industry, may calculate Adjusted Gross Profit, Adjusted Operating Income (Loss), Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA Less Capitalized Software Development, Adjusted EPS or Free Cash Flow differently, which reduces their usefulness as comparative measures.

Non-GAAP Footnotes

(1)
Net income attributable to noncontrolling interests represents an adjustment to include earnings allocated to noncontrolling interests held in (i) Sabre Travel Network Middle East of 40%, (ii) Sabre Seyahat Dagitim Sistemleri A.S. of 40%, (iii) Sabre Travel Network Lanka (Pte) Ltd of 40%, and (iv) Sabre Bulgaria of 40%.

(2)	Depreciation and amortization expenses:

a.	Acquisition-related amortization represents amortization of intangible assets resulting from purchase accounting.

b.	Depreciation and amortization of property and equipment includes software developed for internal use.

c.
Amortization of capitalized implementation costs represents amortization of upfront costs to implement new customer contracts under our SaaS and hosted revenue model, as well as amortization of contract acquisition costs.

(3)
Our Travel Network business at times provides upfront incentive consideration to travel agency subscribers at the inception or modification of a service contract, which are capitalized and amortized to cost of revenue over an average expected life of the service contract, generally over three to ten years. This consideration is made with the objective of increasing the number of clients or to ensure or improve customer loyalty. These service contract terms are established such that the supplier and other fees generated over the life of the contract will exceed the cost of the incentive consideration provided up front. These service contracts with travel agency subscribers require that the customer commit to achieving certain economic objectives and generally have terms requiring repayment of the upfront incentive consideration if those objectives are not met.

(4)
Other, net primarily includes foreign exchange gains and losses related to the remeasurement of foreign currency denominated balances included in our consolidated balance sheets into the relevant functional currency.

(5)
Litigation costs, net represent charges associated with antitrust litigation and for the three months ended September 30, 2019 include the reversal of our previously accrued loss related to the US Airways legal matter for $32 million.

(6)	Acquisition-related costs represent fees and expenses incurred associated with the 2018 agreement to acquire Farelogix, Inc.

(7)
The tax impact on net income adjustments includes the tax effect of each separate adjustment based on the statutory tax rate for the jurisdiction(s) in which the adjustment was taxable or deductible, and the tax effect of items that relate to tax specific financial transactions, tax law changes, uncertain tax positions and other items.